Exhibit 10.14

TERMINATION AGREEMENT TO THE IRREVOCABLE ADMINISTRATION AND SHARE CONTROL TRUST AGREEMENT 1227 DATED FEBRUARY 7, 2012

entered into by and between

Desarrollos Zapal, S.A. de C.V.

(Settlor and Second Place Beneficiary)

Banco Invex, S.A.,

Institución de Banca Multiple

Invex Grupo Financiero

Fiduciario

(Trustee)

and

Invecture Group, S.A. de C.V.

(First Place Beneficiary)

October 16, 2013

Termination Agreement with respect to the Irrevocable Administration and Share Control Trust Agreement 1227 executed on February 7, 2012  (hereinafter, the “Agreement”), entered into this October 16,  2013,  by and between:

(1)	Desarrollos Zapal, S.A. de C.V., as Settlor and second place beneficiary (hereinafter indistinctly “DZ”, “Settlor” or “Second Place Beneficiary”);

(2)	Invecture Group, S.A. de C.V., as first place beneficiary (hereinafter “First Place Beneficiary”); and

(3)

Banco Invex, S.A., Institución de Banca Multiple, Invex Grupo Financiero, Fiduciario,  as trustee  (hereinafter “Trustee”) (Trustee jointly with Settlor and First Place Beneficiary hereinafter identified as the “Parties”).

DECLARATIONS

I. Settlor and Second Place Beneficiary declares, through its representative, that:

A. It is a company incorporated and validly existing in accordance with the laws of the Mexican United States (“Mexico”), as evidenced in public instruments that at the time, were attached to the Irrevocable Administration and Share Control Trust Agreement 1227 dated February 7, 2012 (hereinafter the “Trust”) as Exhibit 3;

B.Its representative has the sufficient powers and authority to enter into this Agreement in the name and on behalf of Settlor and Second Place Beneficiary, as evidenced in the public instrument attached to this Agreement as Exhibit A,  and such authority has not been revoked, limited or modified in any manner whatsoever;

C.It has sufficient authority to enter into this Agreement, it has obtained all the necessary authorizations (including without limitation, all those corporate acts required for such purpose), and it has delivered the necessary notifications for the execution of this Agreement and for the compliance of its obligations pursuant to same;

D.This Agreement constitutes a valid and connecting obligation for Settlor, enforceable against it in accordance with the terms and subject to the conditions herein provided;

E.It has complied with all the laws and regulations applicable to the execution of this Agreement;

F.The execution of this Agreement and the compliance of its obligations pursuant to same does not oppose or violate: (1) its corporate by-laws; (2) any applicable legal provision or contract or agreement of any nature with respect  to which Settlor is a party;  nor (3) any law, regulation, decree, judicial or administrative resolution,  license, permit  or concession  of any kind with respect to which Settlor is subject to or is titleholder of.

II. First Place Beneficiary through its representative declares that:

A. It is a  company dully incorporated and validly existing in accordance with the laws of the Mexican United States (“Mexico”), as evidenced in the public instruments that at that time, were attached to the Trust Agreement as Exhibit 5;

B.Its representative has enough and sufficient powers and authority for the execution of this Agreement, in the name and on behalf of the First Place Beneficiary,  as evidenced in public instrument that at that time, was attached to the Trust Agreement as Exhibit 6,  and such authority has not been revoked, limited or modified in any manner whatsoever;

C.This Agreement constitutes a valid and connecting obligation of the First Place Beneficiary, enforceable against it in accordance with the terms and subject to the conditions herein established;

D.The execution of this Agreement and the compliance with all of its obligations does not oppose or results in a breach of: (1) its corporate by-laws; (2) any applicable provision or contract or agreement of any nature with respect to which the First Place Beneficiary is a party;  nor (3) any law, regulations, decree, judicial or administrative resolution, license, permit  or concession of any kind to which the First Place Beneficiary is subject to or is a titleholder of.

III. Trustee through its deputy trustee declares that:

A.It is a multiple banking institute dully incorporated and validly existing in accordance with the laws of Mexico;

B.It has the sufficient authority to execute this Agreement and to comply with its obligations hereunder;

C.Its deputy trustee has sufficient powers and authority for the execution of this Agreement in the name and on behalf of the Trustee, as evidenced in the public instrument that at the time was attached to the Trust Agreement as Exhibit 7,  and which authority has nor been revoked, limited or modified in any manner whatsoever;

D.The execution of this Agreement and the compliance of its obligations do not oppose or violate  (1) its corporate by-laws, or (2) any law, contract or agreement of any nature with respect to which the Trustee is a party;

E.This Agreement constitutes a valid and enforceable obligation against the Trustee in the terms hereof.

GIVEN THE ABOVE DECLARATIONS,  the Parties to this Agreement grant the following:

CLAUSES

FIRST. Subject matter.  The Parties hereby agree to terminate the Trust and formalize the termination of same pursuant to the cause provided in fraction V of Article 392 of the General Law of Negotiable Instruments and Credit Operations  “LGTOC”).

The Parties hereby evidence through this Agreement that they have not and shall not have any complaint against the other party and,  in its case,  against their affiliates, subsidiaries or those representing their rights,  with respect to any economic obligation acquired prior to the date of this Agreement and related to or deriving from the Trust, including damages, losses, expenses or costs;  therefore, the Parties grant to this effect, the broadest release allowed by law in favor of the other party, and the Parties do not reserve for themselves any judicial action or right that in the past, present or future may correspond to any of them against the other party,  and in its case,  against their affiliates, subsidiaries or those representing its rights, mutually releasing the other party from all responsibility generated prior to the execution of this Agreement in relation to the Trust, whether of civil, contractual, extra contractual, moral damage or of any other nature.

SECOND. Situation of the Assets upon extinguishing of the Trust.  In terms of Article 393 of the LGTOC and that provided in Clause Forth subparagraph (g) and Eleventh of the Trust Agreement, due to the fact that the Earn-in Agreement  (as such term is defined in Precedent I of the Trust Agreement)  has been definitively terminated pursuant to that provided in such agreement, due to a cause different from the exercise of the Option granted to the First Place Beneficiary,  the Parties to this Agreement hereby agree for all legal effects,  that the assets at this time comprising the Trust Assets  (as such term is defined in Clause Fifth of the Trust Agreement) be reverted to Settlor for the definitive cancellation of the DZ Shares in Trust  (as such term is defined in Clause First of the Trust Agreement). For purposes of the foregoing, the Parties obligate themselves to carry out all the required actions and to perform all necessary acts in accordance with the applicable laws, in order to return the Trust Assets to Settlor.

THIRD.  Notifications.  All notifications and other communications deriving from this Agreement must be in writing or in the manner indicated in this Agreement,  in Spanish language and shall be addressed at the domiciles designated below, or at any other address or facsimile number determined by the corresponding addressee,  through written notification to the other Parties.

Notifications and communications must be personally delivered  or sent by facsimile addressed as previously indicated, and shall be effective if delivered through a messenger, upon its reception, or if sent via facsimile upon transfer on working Days and Hours (as such term is defined in the Trust)  and a confirmation of reception has been received. The Parties designate as their domiciles the following:

TRUSTEE:

Torre Esmeralda I

Blvd. Manuel Avila Camacho 40, piso 9

Col. Lomas de Chapultepec

Delegación Miguel Hidalgo

11000, Mexico, D.F.

Att’n: Ricardo Calderón Arroyo and/or Edgar Figueroa Pantoja

Tel: 5350-3333

Fax: 5350-3399

SETTLOR AND SECOND PLACE BENEFICIARY:

Desarrollos Zapal, S.A. de C.V.

Sonora No. 760 E/Gómez Farías

Col. Pueblo Nuevo

23060 La Paz, B.C.S.

Att’n: Frederick H. Earnest

c.c. Vista Gold Corp. and DZ Shareholders  from Grupo Vista

Suite 5, 7961Shaffer Parkway

Littleton, Colorado U.S.A.

80127

Att’n: Frederick H. Earnest

(in  the understanding that any notification  to Settlor shall be valid until the date on which the copy herein provided is delivered)

FIRST PLACE BENEFICIARY:	Montes Urales 750 3er Piso Local A Lomas de Chapultepec, 11000, Mexico, D.F. Att’n: John Detmold Tel. 1579-4900

FORTH.  Exhibits and Headings. All documents attached to this Agreement are an integral part of same as if transcribed herein. Headings included in this document are only used for convenience purposes; however they shall not affect the interpretation of this Agreement.

FIFTH. Counterparts. This Agreement is signed in (3) counterparts,  one (1) for Settlor,  and one (1) for Trustee and,  one (1) for First Place Beneficiary. This Agreement may be executed in any number of counterparts,  each of which shall be an original, and all together shall constitute one single Agreement; signed pages may be separated from its copy and added to one single document in order that all signed pages are materially in the same document.

SIXTH. Applicable laws, Interpretation and Jurisdiction.  (a) This Agreement shall be governed by the laws of Mexico.    For the interpretation and compliance of this Agreement, the Parties expressly and irrevocably submit themselves to the jurisdiction and competence of the Courts in Mexico, City, and they irrevocably waive any other jurisdiction that may correspond to them by virtue of their present or future domicile or for any other reason whatsoever.

(b)Settlor and First Place Beneficiary acknowledge and agree that (i) Trustee submitted itself to the exclusive jurisdiction of the competent Courts in Mexico, City, with respect to this Agreement and, the implied transactions and those deriving there from and, therefore,  Settlor and First Place Beneficiary cannot be sued or judicially petitioned in other courts or jurisdictional bodies, and (ii) Trustee cannot be submitted to trial by jury abroad, regarding this Agreement or the transactions contained hereof.

IN  WITNESS WHEREOF,  the Parties sign this Agreement on the date indicated in first page of this document.

SETTLOR

Desarrollos Zapal, S.A. de C.V.

By:   (illegible signature)

Name: Frederick H. Earnest

Position:  Attorney-in-fact and Legal Representative

TRUSTEE

Banco Invex, S.A., Institución de Banca Multiple

Invex Grupo Financiero, Fiduciario

By: (illegible signature)

Name: Mauricio Rangel Laisequilla

Position:  Deputy Trustee

FIRST PLACE BENEFICIARY

Invecture Group, S.A. de C.V.

By:  (illegible signature)

Name:  Michael John Detmold Macphee

Position:  Legal Representative

EXHIBIT  A

Power of Attorney of DZ Legal Representative